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                                                                Exhibit 4.6(iii)
                      SECOND AMENDMENT TO CREDIT AGREEMENT
                                  AND CONSENT

     THIS AMENDMENT AND CONSENT, dated as of October 29, 1997 (the "Amendment") relating to the Credit Agreement referenced below, by and among NATIONAL EQUIPMENT SERVICES, INC., a Delaware corporation (the "Company"), NES ACQUISITION CORP., a Delaware corporation, BAT ACQUISITION CORP., a Delaware corporation, AERIAL PLATFORMS, INC., a Georgia corporation, and MST ENTERPRISES, INC., a Virginia corporation, (collectively referred to as the "Subsidiary Borrowers" or individually referred to as a "Subsidiary Borrower") (hereinafter, the Company and the Subsidiary Borrowers collectively referred to as the "Borrowers" or individually referred to as a "Borrower"), each of those financial institutions identified as Lenders on the signature pages hereto (together with each of their successors and assigns, referred to individually as a "Lender" and, collectively, as the "Lenders"), and FIRST UNION COMMERCIAL CORPORATION ("FUCC"), acting in the manner and to the extent described in
Article XIII of the Credit Agreement (in such capacity, the "Agent"). Terms used herein but not otherwise defined herein shall have the meanings provided in the Credit Agreement.

                              W I T N E S S E T H

     WHEREAS, a $115,000,000 credit facility has been extended to the Borrowers pursuant to the terms of that certain Credit Agreement dated as of July 1, 1997 (as amended, modified or otherwise supplemented, the "Credit Agreement") among the Borrowers, the Lenders and the Agent;

     WHEREAS, the Company proposes to issue the Senior Subordinated Notes (as defined below);

     WHEREAS, the Borrowers have requested that (a) the Required Lenders consent to the issuance of the Senior Subordinated Notes and acknowledge that the Senior Subordinated Notes constitute Subordinated Debt under the Credit Agreement and (b) certain amendments, inter alia, be made to the Credit Agreement to permit the making of the payment of interest on the Senior Subordinated Notes and to modify the Leverage Ratio; and

     WHEREAS, the Lenders are willing to furnish such consent and acknowledgment and make such amendments;

     NOW, THEREFORE, IN CONSIDERATION of these premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

     (A) Each of the Lenders executing this Amendment hereby consents to the issuance of the Senior Subordinated Notes and acknowledges that the Senior Subordinated Notes constitute Subordinated Debt under the Credit Agreement. The Company hereby confirms and agrees that it will prepay the Term Loans promptly upon receipt of the proceeds of the Senior Subordinated Notes.






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      (B) 1. (a)  The definition of Leverage Ratio is amended by adding "minus proceeds of the Senior Subordinated Notes held in cash by the Company or invested by the Company in Cash Equivalents" immediately after the term "Consolidated Funded Indebtedness" each time it appears therein.

                 (b) Section 1.1 of the Credit Agreement is hereby amended by adding the following new definition:

                  "Senior Subordinated Notes" shall mean the $100,000,000 Senior Subordinated Notes of the Company to be issued by the Company on or about November 26, 1997 due in 2004, substantially on the terms and conditions approved by the Required Lenders.

          2. Section 9.13 of the Credit Agreement is hereby amended by deleting the phrase "Permitted Liens" from subclause (i) thereof , and inserting in place thereof the phrase "pursuant to the indenture for the Senior Subordinated Notes".

          3. Section 9.14 of the Credit Agreement is hereby amended by inserting immediately after the phrase "Existing Subordinated Notes" in the ninth (9th) line thereof, the new phrase "and the Senior Subordinated Notes".

          4. Section 9.17 of the Credit Agreement is hereby amended by inserting immediately after the phrase "Capital Stock" in clause (a) thereof, the new phrase "other than pursuant to the indenture for the Senior Subordinated Notes".

     (C) Each Borrower hereby represents and warrants that (i) the representations and warranties contained in Section 6 of the Credit Agreement are correct on and as of the date hereof as though made on and as of such date (except for those representations and warranties which by their terms relate solely to an earlier date) and after giving effect to the amendments contained herein, (ii) no Default or Event of Default exists under the Credit Agreement on and as of the date hereof and after giving effect to the amendments contained herein, (iii) it has the corporate power and authority to execute and deliver this Amendment and to perform its obligations hereunder and has taken all necessary corporate action to authorize the execution, delivery and performance by it of this Amendment and (iv) it has duly executed and delivered this Amendment, and this Amendment constitutes its legal, valid and binding obligation enforceable in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency or other similar laws affecting the rights of creditors generally or by general principles of equity.

     (D) Except as modified hereby, all of the terms and provisions of the Credit Agreement (and Exhibits and Schedules thereto) remain in full force and effect.



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     (E) The Borrowers agrees to pay all reasonable costs and expenses of the
Agent in connection with the preparation, execution and delivery of this Amendment, including without limitation the reasonable fees and expenses of Moore & Van Allen, PLLC.

     (F) This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original and it shall not be necessary in making proof of this Amendment to produce or account for more than one such counterpart.

     (G) The effectiveness of this Amendment is subject to the receipt by the Lenders of the final indenture for the Senior Subordinated Notes and the approval of the terms and provisions thereof by the Required Lenders.

     (H) This Amendment and the Credit Agreement as amended hereby shall be governed by and construed and interpreted in accordance with the laws of the State of New York.

                  [Remainder of Page Intentionally Left Blank]



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     IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Amendment to be duly executed and delivered as of the date first above written.


             BORROWER:     NATIONAL EQUIPMENT SERVICES, INC.

                           By:    /s/  Paul R. Ingersoll
                           -------------------------------------------
                           Name:  Paul R. Ingersoll
                           Title: Vice President and Secretary


                          NES ACQUISITION CORP.

                          By:    /s/ Paul R. Ingersoll
                          ---------------------------------------------
                          Name:  Paul R. Ingersoll
                          Title: Vice President, Secretary and Treasurer


                          BAT ACQUISITION CORP.

                          By:      /s/ Paul R. Ingersoll
                          ---------------------------------------------
                         Name:  Paul R. Ingersoll
                         Title: Vice President, Secretary and Treasurer


                         AERIAL PLATFORMS, INC.

                         By:      /s/ Paul R. Ingersoll
                         -----------------------------------------------
                         Name:   Paul R. Ingersoll
                         Title:  Vice President, Secretary and Treasurer


                         MST ENTERPRISES, INC.

                         By:     /s/ Paul R. Ingersoll
                         -----------------------------------------------
                         Name:  Paul R. Ingersoll
                         Title:  Vice President, Secretary and Treasurer


       AGENT:            FIRST UNION COMMERCIAL CORPORATION,
                            as Agent and a Lender




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                                By:   /s/  Eric Butler
                                ------------------------
                                Name:  Eric Butler
                                Title:  Senior Vice President


                             [SIGNATURES CONTINUE]


         LENDERS:                  BANKBOSTON, N.A.,
                                as a Lender

                              By:   /s/  Mark M. Andrew
                              -----------------------------
                              Name:   Mark M. Andrew
                              Title:  Vice President


                              AMERICAN NATIONAL BANK AND TRUST COMPANY OF
                              CHICAGO, as a Lender

                              By:       /s/ David Weislogel
                              --------------------------------
                              Name:  David Weislogel
                              Title: Vice President


                              COMERICA BANK,
                              as a Lender

                              By:      /s/ Gregory N. Block
                              --------------------------------
                              Name:   Gregory N. Block
                              Title:            Vice President


                              THE CIT GROUP/BUSINESS CREDIT, INC.,
                              as a Lender

                              By:      /s/ Mary James
                              -----------------------------
                              Name:   Mary James
                              Title:  Vice President





                              BANKERS TRUST COMPANY,







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                                 as a Lender

                                 By:   /s/ Robert R. Telesca
                                 ----------------------------------------
                                 Name:  Robert R. Telesca
                                 Title: Assistant Vice President


                             [SIGNATURES CONTINUE]



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                                  HARRIS TRUST AND SAVINGS BANK,
                                  as a Lender

                                  By:   /s/ John M. Dillon
                                  ----------------------------
                                  Name:  John M. Dillon
                                  Title: Vice President


                                  HELLER FINANCIAL, INC.,
                                  as a Lender

                                  By:    /s/ Tara Hopkins
                                  ----------------------------
                                  Name:  Tara Hopkins
                                  Title: Assistant Vice President

                                  MERCANTILE BUSINESS CREDIT, INC.,
                                  as a Lender

                                  By:     /s/ Mercantile Business Credit, Inc.
                                  ----------------------------------------------
                                  Name:  Carolyn M. Rooney
                                  Title: Vice President





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